Exhibit 10.35
July 7, 2000


SovCap Equity Partners
c/o SovCap Investment Management Group, LLC
3340 Peachtree Road, NE, Suite 2320
Atlanta, GA 30326


To Whom It May Concern:

Reference is made to (i) the Series 1 Bridge Note Purchase and Security Agreement, dated March 16, 1999, by and among Compositech Ltd. and the Purchasers listed therein, as amended by that certain First Amendment to the Series 1 Bridge Note Purchase and Security Agreement, dated April 21, 1999 and executed by the Company and certain Purchasers in connection with the Second Closing, that certain Second Amendment to the Series 1 Bridge Note Purchase and Security Agreement, dated July 28, 1999, and executed by the Company and certain Purchasers in connection with the Third Closing, that certain Letter Agreement, dated November 22, 1999, and executed by the Company and the Purchasers, that certain Letter Agreement, dated March 31, 2000, and executed by the Company and the Purchasers and that certain Letter Agreement dated April 21, 2000 and executed by the Company and the Purchasers (as so amended, the "Purchase Agreement").

The parties hereto hereby agree that Section 1.1 of the First Amendment to Series 1 Bridge Note Purchase and Security Agreement, dated April 21, 1999, is hereby amended by deleting Exhibit A thereto and substituting a new Exhibit A, a copy of which is attached to this agreement.

In addition, the parties hereto hereby agree that Section 1.1 of the Second Amendment to Series 1 Bridge Note Purchase and Security Agreement, dated July 28, 1999, is hereby amended by deleting from Exhibit A thereto the reference to Item No. 1 - Vacuum Molding Press.

Please indicate your acknowledgment and agreement to the above amendment on behalf of the Purchasers by executing the enclosed copy of this Letter Agreement as Representative of the Purchasers pursuant to the authority granted to you under Section 2.5 of the Purchase Agreement appointing SovCap Equity Partners, Ltd. Representative for all other Purchasers under the Purchase Agreement.

COMPOSITECH LTD.


By:
         -----------------------------------------
Name:    Samuel S. Gross, Executive Vice President


ACKNOWLEDGED, AGREED AND ACCEPTED:
SOVCAP EQUITY PARTNERS, LTD., as Representative for the Purchasers


By:
         -----------------------------------------
Name:
         -----------------------------------------

Title:   -----------------------------------------

                                                                   Exhibit 10.35


EXHIBIT A


DESCRIPTION OF EQUIPMENT COLLATERAL


Equipment

1. Winding  Machines                Compositech  designed  and built  integrated
                                    assemblies, each approximately 17 feet long, 9 feet wide and 9 feet high, consisting of automatic filament winding devices.

                                      Compositech designated as :
                                              Winder # 4
                                              Winder # 5

                                        Equipment cost = approximately $ 970,000


2. All Proceeds of the foregoing including all accessions to, substitutions and replacements for, and rents, profits and products of the foregoing. "Proceeds", as such term is used herein, shall mean "proceeds," as such term is defined in
Section 9-306(1) of the UCC, and, in any event,  includes,  without  limitation,
(i) any and all proceeds of or distributions pursuant to any insurance, indemnity, surety, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, replevin, condemnation, seizure or forfeiture of all or any part of the Collateral by any public or governmental authority (or any person acting under color of any public or governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.